UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

WHOLE FOODS MARKET, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL MATERIAL FOR PROXY STATEMENT DATED JULY 30, 2015

Explanatory Note:

This document should be read together with the definitive proxy statement of Whole Foods Market, Inc. (the “Company”) filed with the Securities and Exchange Commission on July 30, 2015 in connection with the Company’s Annual Meeting of Shareholders to be held at The Westin Charlotte, 601 South College Street, Charlotte, North Carolina 28202, on September 15, 2015 at 8:00 a.m. local time. The purpose of this filing is to correct the biographical information of Jonathan Sokoloff, a nominee for director at the Annual Meeting, appearing on page 6 of the proxy statement. In the proxy statement, Mr. Sokoloff’s directorship with Shake Shack Inc. was inadvertently omitted. The corrected biographical information is set forth below.

Jonathan Sokoloff Biographical Information, Page 6 of the Proxy Statement:

Jonathan Sokoloff, 57, has served as a director of the Company since December 2008. He is Managing Partner of Leonard Green & Partners, L.P., which he joined in 1990. Mr. Sokoloff served on the board of directors of Rite Aid Corporation until May 2011 and currently serves on the boards of directors of The Container Store and Shake Shack Inc. Mr. Sokoloff brings to our Board of Directors investment banking, financial, leadership and risk assessment experience.